Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 103 to Registration Statement No. 002-93601 on Form N-1A of our reports dated September 12, 2012, relating to the financial statements and financial highlights of Fidelity OTC Portfolio, Fidelity Blue Chip Growth Fund, and Fidelity Series Small Cap Opportunities Fund, of our report dated September 13, 2012, relating to the financial statements and financial highlights of Fidelity Series Real Estate Equity Fund, and of our reports dated September 19, 2012, relating to the financial statements and financial highlights of Fidelity Real Estate Income Fund and Fidelity Series Real Estate Income Fund, each a fund of Fidelity Securities Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Securities Fund for the year ended July 31, 2012, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

September 25, 2012

Boston, Massachusetts